Exhibit 99.1

Covalent Group, Inc. Announces Results of

Shareholder Vote

Combined Company to be Re-Named Encorium Group, Inc.

WAYNE, PA, October 20, 2006 — Covalent Group, Inc. (Nasdaq: CVGR), a leader in the design, development, and management of complex clinical trials and patient registries for many of the world’s leading pharmaceutical and biotechnology companies, announced today that its shareholders have approved all seven proposals contained in its 2006 proxy statement including the issuance of additional shares of Covalent common stock in connection with the consummation of the business combination agreement with Remedium Oy, a privately owned, full-service contract research organization (CRO) based in Espoo, Finland. The vote to approve the issuance of the additional shares and the other proposals took place today at the Company’s Annual Meeting in Wayne, PA. The transaction is expected to close on November 1, 2006.

The combined company will change its name to Encorium Group, Inc. (“Encorium” or “the Company”) and will be headquartered in Wayne, Pennsylvania and have its European base of operations in Espoo, Finland. The Company will have more than 200 employees based in North America, Scandinavia, and throughout Europe with a direct geographic reach that covers 25 countries. In addition, Encorium will continue its collaboration with its Brazilian strategic partner allowing the provision of full-service operational capabilities in 12 South and Central American countries.

Kenneth M. Borow, M.D., Chief Executive Officer and President for Covalent Group, commented, “This vote marks a new chapter in our Company’s history and will significantly enhance the long-term value for our shareholders. As we have previously stated, new business contracts of significant size and scope had been difficult to win when Covalent and Remedium were operating as stand-alone companies. We expect that our new combined company, Encorium, will strengthen our industry position and grow into a highly competitive force in the global drug development and CRO marketplace. We believe that a significant factor in Covalent’s recent contract wins, resulted from the expanded geographic capabilities that this combination will provide. This belief is supported by that fact that patient recruitment for a number of these studies will occur in North America, Western Europe, Central/Eastern Europe, and Scandinavia, regions that Encorium will service on a post-merger basis.”

Encorium Management

Upon closing, Dr. Borow will serve as President and Chief Executive Officer and Lawrence R. Hoffman as Executive Vice President and Chief Financial Officer of Encorium. In addition to approving the re-election of our four current directors, shareholders approved the election of three new members to the Board of Directors, increasing the Board membership to seven.

Dr. Kai Lindevall, currently President and Chief Executive Officer of Remedium, will serve as Encorium’s President, European and Asian Operations. In addition, Petri Manninen, a current Director of Remedium, and Dr. Jyrki Mattila, will join Encorium’s Board.

New Director Backgrounds

Dr. Kai Lindevall, 53, is the Co-Founder of Remedium. From 2002 to present, Dr. Lindevall has served as President and Chief Executive Officer of Remedium. He has also been Medical Director of the company since its inception. From October 2004, Dr. Lindevall has also served as Chairman of the Board of Remedium. He previously served as Managing Director of Remedium from its inception to 2002. Dr. Lindevall is also Co-Founder of Ipsat Therapies Oy/Ltd., a Finnish biotechnology company developing its proprietary IPSAT™ (“Intestinal Protection System in Antibiotic Treatment”) family of products for the prevention of hospital infections and antibiotic resistance. From October 2002 until February 2005, Dr. Lindevall served as Chairman of the Board and from March 2005 until March 2006 served as a member of the Board of Directors of Ipsat Therapies. Dr. Lindevall has a Ph.D. in Pharmacology and a M.D. from the University of Tampere.

Petri Manninen, 36, has served as a lawyer with Lakiasiaintoimisto Lakituki Oy, a Finnish based law firm, since December 1999. Since December 1994, Mr. Manninen has also served as the secretary and treasurer of Paavo Nurmi Foundation, a non-profit organization supporting research in field of cardiovascular diseases. Mr. Manninen has 12 years of experience in the practice of law and tax consulting. He has published several books and articles in Finnish and foreign law reviews. Mr. Manninen has a Master of Laws from the University of Helsinki and an LL.M. in European Community Law from the University of Leiden.

Dr. Jyrki Mattila, 51, has served as Executive Vice President, Business Development since August 2003 of Auxilium Pharmaceuticals, Inc. From 1990 to July 2003, Dr. Mattila served in a variety of positions at Orion Pharma, the pharmaceutical division of the Orion Group, a Finnish company specializing in healthcare products, as President of Orion Pharma from 1996 to 2002 and as Senior Vice President of Business Development from 1990 to 1995. Dr. Mattila holds an M.D. and a Ph.D. in Pharmacology from the University of Helsinki Medical School, and an M.B.A. from the Helsinki School of Economics and Business Administration.

Information regarding Covalent and Remedium is available at the companies’ respective web sites: www.covalentgroup.com and www.remedium.com.

About Covalent Group, Inc.

Covalent Group, Inc. is a clinical research organization that is a leader in the design and management of complex clinical trials and Patient Disease Registries for the pharmaceutical, biotechnology and medical device industries. The Company’s mission is to provide its clients with high quality, full-service support for their biopharmaceutical development programs. Covalent offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as cardiovascular, endocrinology/metabolism, diabetes, vaccines, infectious diseases, gene therapy, immunology, neurology, oncology, gastroenterology, dermatology, hepatology, women’s health and respiratory medicine. Covalent believes that its leadership in the design of complex clinical trials, its therapeutic expertise and commitment to excellence, and its application of innovative technologies, offer its clients a means to more quickly and cost effectively move products through the clinical development process. With its wholly-owned international subsidiary, Covalent Group, Ltd., Covalent is able to meet the North American and Western European drug development needs of its clients. For more information, please visit www.covalentgroup.com.

About Remedium

Founded in 1996, Remedium is a full-service CRO for Phase I-IV clinical development of drugs and biologics to the pharmaceutical and biotechnology industries. Its in-house staff consists of 11 physicians, clinical and data management teams, and an early development team that specializes in fast-tracking Phase I and Phase II studies. Remedium’s comprehensive services include the filing of Investigational New Drug (IND) and similar regulatory applications, preparation and submission of New Drug Applications (NDAs), and post-marketing surveillance on an international basis. Remedium has completed more than 160 clinical research projects involving over 45,000 subjects. Remedium applies the highest standards within the industry and has validated systems which are compliant with 21 CFR part 11. It has strong relationships with government-owned clinics and specialty societies focused on cardiovascular and oncologic diseases. In addition, it has a well-developed network of consulting specialists and Principal Investigators throughout Europe. For more information, please visit www.remedium.com.

This press release contains forward-looking statements identified by words such as “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions. Actual results might differ materially from those projected in, expressed in or implied by the forward-looking statements. Potential risks and uncertainties that could affect the Company’s future operating results and financial condition include, without limitation: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration, and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties;(xi) our backlog may not be indicative of future revenues and may not generate the revenues expected;(xii) our ability to successfully integrate the businesses of Covalent and Remedium and (xiii) the performance of the combined business to operate successfully and generate growth. You should not place any undue reliance on these forward looking statements which speak only as of the date of this press release. Additional information concerning factors that might affect our business or stock price which could cause actual results to materially differ from those in forward-looking statements is contained in Covalent Group’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2005 and other periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Covalent Group’s investor relations department or The Equity Group Inc.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Covalent Group, Inc.		The Equity Group Inc.
Lawrence R. Hoffman, CPA, Esq.		Adam Prior: (212) 836-9606
Chief Financial Officer		Devin Sullivan (212) 836-9608
(610) 975-9533		www.theequitygroup.com
www.covalentgroup.com

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